FOR IMMEDIATE RELEASE

Ferro Corporation Update on Restatement Process

Update of Investigation Findings and Restatement Process
Results for the Second and Third Quarters of 2004
Update on Sarbanes-Oxley 404 Compliance

CLEVELAND, Ohio – January 18, 2005 – Ferro Corporation (NYSE:FOE) today updated the status of its investigation into inappropriate accounting entries in its Performance Chemicals business and its restatement process affecting fiscal years 2001, 2002 and 2003 and the first quarter of 2004. It also announced unaudited results for the second and third quarters of 2004. In addition, the Company provided an update on its efforts to comply with Section 404 of the Sarbanes-Oxley Act.

Background

Ferro announced in a July 23, 2004 press release that its Polymer Additives business performance in the second quarter fell short of expectations and that its Audit Committee had engaged independent legal counsel (Jones Day) and independent auditors (Ernst & Young) to investigate possible inappropriate accounting entries in the Company’s Polymer Additives business.

On September 15, 2004, the Company reported that the independent investigation had generally confirmed the initial findings reported in the July 23rd press release and that all of the potentially irregular accounting entries had been made in the Polymer Additives business unit and without any knowledge or involvement of senior management. The investigation further concluded that substantially all of the irregular entries were made by a subordinate divisional employee who had since left the Company. The release stated that the Company believed the total non-cash, prior-period charge to earnings would be slightly less than $6.4 million after tax.

As more fully described below, following completion of the investigation, the Company undertook a thorough review of its previously-reported financial statements for fiscal years 2001, 2002, 2003 and for the first quarter of 2004 and conducted further procedures requested by its external auditors, KPMG LLP, to assess certain accounting issues identified in, and tangentially related to, the investigation.

Investigation Update

Updated Findings

The Company has now substantially completed its review of financial statements for the periods covered by the investigation and intends to adjust its financial statements for the errors discovered in the books of the Polymer Additives business, as well as other items identified during the review.

While the total of all adjustments has not changed substantially, the effect on certain quarters has changed, some positively, some negatively. In summary, the total of all prior-period adjustments, i.e., prior to the second quarter of 2004, is approximately $10.0 million of non-cash charges after tax, versus the prior estimate of $6.4 million. (This represents an actual increase of $1.9 million because $1.7 million of the total increase is attributable to adjustments the Company had previously expected to record in the second quarter of 2004.)

Additional Procedures Requested by KPMG

In connection with the investigation, KPMG requested that the independent investigators perform certain additional procedures, which included a further review of certain electronic files. The investigators performed those additional procedures and their original conclusions that all of the potentially irregular accounting entries had been made in the Polymer Additives business unit and without any knowledge or involvement of senior management remained unchanged. KPMG then requested that the investigators perform further confirmatory procedures, again including a review of additional electronic files. The investigators are currently in the process of conducting those further procedures.

Recent Developments

The Company’s independent investigators have recently, for the first time, had the opportunity to interview the former subordinate divisional employee who was responsible for substantially all of the irregular accounting entries at the Polymer Additives business. The information the former employee provided with respect to those accounting entries generally confirmed the investigation findings with respect to those accounting entries and the ex-employee confirmed that the entries were made without any knowledge or involvement of senior management. At the same time the former employee raised a suspicion that irregular accounting entries had been made in another smaller business unit within Performance Chemicals. The investigation team is continuing its review of this matter and will report its findings to the Audit Committee when the review is complete. (The Company noted that the restated financial results set forth in this release take into account the preliminary results of the investigation team’s review of those matters.)

Comment

“We are extremely disappointed that we experienced these accounting issues and have instituted a number of additional measures to prevent these types of problems from occurring again. We have replaced certain individuals and adopted enhanced controls as part of the Company’s program to comply with Section 404 of the Sarbanes-Oxley Act,” commented Tom Gannon, Vice President and Chief Financial Officer. “While we take some encouragement from the fact that we identified and reported these problems on our own, we cannot permit this situation ever to recur,” Gannon added.

Restatement Results

The Company has now completed its review of the Company’s financial statements for 2001, 2002, 2003 and the first quarter of 2004. In summary, based on its review and subject to the possibility of further adjustments as discussed in this release, the Company has concluded the following:

2001

The Company has determined that adjustments from the investigation and restatement review do not require a restatement of the Company’s financial statements for the year ended December 31, 2001 because the adjustments are not material. Had a restatement been required, the Company’s 2001 reported sales would have been reduced by $0.5 million and after-tax earnings would have been increased by approximately $1.1 million.

2002

The Company has determined that adjustments from the investigation and restatement review do not require a restatement of the Company’s financial statements for the year ended December 31, 2002 because the adjustments are not material. Had a restatement been required, the Company’s 2002 reported sales would have been reduced by $1.6 million and after-tax earnings would have been decreased by $0.2 million.

2003

The Company has decided to restate its financial statements for the year ended December 31, 2003, also taking into account in the first quarter of 2003 all of the adjustments identified for the years ended December 31, 2001 and 2002. The Company currently anticipates that restated 2003 financial statements, taking into account adjustments for 2001 and 2002, will reflect a reduction in sales revenue of approximately $2.5 million and a reduction in after-tax profits of $6.2 million. (See the attached table.)

First Quarter 2004

The Company has also decided to restate the Company’s financial statements for the quarter ended March 31, 2004. The Company currently anticipates that restated first quarter 2004 financial statements will reflect a reduction in sales revenue of approximately $0.7 million and a reduction in after-tax profits of $3.7 million. (See the attached table.)

Additional Reviews

KPMG has not yet completed its audits and reviews of the restated financial statements. Although management has no reason to believe that KPMG’s audits or reviews or the additional investigative reviews or procedures described in this release will result in any material change to the results set forth in this release, further adjustments are possible as the audits, reviews, and procedures are completed.

Results for the Second and Third Quarters of 2004

The investigative procedures undertaken in July 2004, the follow-up of additional procedures requested by KPMG, the analysis of potential restatements of previously-issued financial statements, and recent developments described above have delayed the Company’s issuance of financial statements for the second and third quarters of 2004. Subject to the caveats noted below as to possible additional adjustments, however, the Company is now releasing the following unaudited results for those quarters:

Second Quarter 2004

Second quarter sales of $474.1 million were 14.2% higher than the restated second quarter of 2003 while net income of $10.8 million was almost quadruple the restated quarter of 2003. The revenue increase was driven by strong demand in the global electronics market, improved economic conditions in North America, continued robust growth in the Asia-Pacific region and the strong Euro. The increase in net income was due to the improvement in demand and the Company’s cost reduction efforts offset by raw material cost increases in excess of price recovery. Also, the second quarter of 2003 included an after-tax charge of $0.8 million for one-time items.

As a result of the accounting issues in the Polymer Additives business, the Company has, as required by FAS 142, evaluated the possibility that the carrying value of the assets of that business are impaired. Based on its evaluation, the Company has concluded that the assets are not impaired. However, because the calculated value of the business was very close to the carrying value, the Company has engaged a third-party appraiser to conduct an independent valuation of the Polymer Additives business. Depending on the outcome of that review, additional assessments of the value of the assets of the Polymer Additives business may be required. If, as a result of those assessments, the Company concludes that an impairment charge is required, that charge would most likely be recorded in the second quarter of 2004.

Third Quarter 2004

Third quarter sales were $441.7 million, 11.0% higher than the restated third quarter of 2003 and net income was $6.9 million versus a loss of $0.8 million for the restated third quarter of 2003. The increase in revenue was driven by continued strength in the Asia-Pacific, North American and South American markets, and the strength of the Euro. Global electronics demand was also higher, although the Company experienced a slowdown in this segment near the end of the quarter as customers began reducing their inventories. Net income was higher due to the increase in revenue and cost reduction efforts offset by raw material cost increases not fully recovered by price increases. The third quarter of 2003 included after-tax one-time charges of $7.3 million largely due to restructuring actions, while the third quarter of 2004 included after-tax charges of $1.2 million largely related to the costs of the investigation.

Additional Reviews

KPMG has not completed its review of the Company’s results for second and third quarters of 2004. Although management has no reason to believe that KPMG’s review will result in any material change to the results set forth in this release, further adjustments are possible as KPMG completes its review and the additional procedures described above are completed.

Comment

“During the second and third quarters we experienced favorable demand conditions in all of our businesses,” said Chairman and Chief Executive Officer, Hector R. Ortino. “Our markets in North America, South America and Asia continue to be strong, while Europe has been sluggish. Following a very strong first eight months of 2004, demand in the electronics market slowed toward the end of the third quarter, a slowdown that has continued into early 2005. We expect that this slowdown, which was the result of customers’ inventory corrections, will be temporary with demand improving in the second quarter of 2005. Raw material cost increases continue to be an issue although we have seen some moderation recently. In addition, we have taken a more aggressive approach to raising prices to offset these cost issues.” Ortino added, “During the year, we reduced our total debt by $28 million, as we have closely controlled capital expenditures and working capital.”

Regarding the Company’s Polymer Additives business, Ortino said, “We have moved aggressively to improve the fundamentals of that business, while at the same time dealing with the accounting issues raised in the investigation. The division has a new management team in place and has announced three rounds of price increases to offset rising raw material costs, and our previously announced cost reduction program is expected to save $4 to $5 million annually to help further improve the division’s profitability.”

Sarbanes-Oxley 404 Compliance

The Company has invested a substantial amount of time, effort and resources into developing a comprehensive process aimed at meeting the requirements of Section 404 of the Sarbanes-Oxley Act. Management believes it developed sufficient documentation of its enhanced internal controls and performed sufficient testing of those controls as of December 31, 2004 to enable it to complete the management assessment required under Section 404. Management will soon be undertaking the process of finalizing its evaluation of the Company’s internal controls as of the end of 2004 and believes that assessment can be made on a timely basis.

Other

As indicated in the July 23, 2004 press release, at the outset of its own investigation, the Company voluntarily disclosed the possible inappropriate accounting entries in the Company’s Polymer Additives business to the Securities and Exchange Commission. Since that time, Ferro has continued to cooperate with the SEC and the Department of Justice in connection with the Government’s investigation of the matter.

The Company will be filing an amended Form 10-K for its fiscal year ended December 31, 2003, and an amended Form 10-Q for its fiscal quarter ended March 31, 2004, when KPMG has completed its audit of restated 2003 financial statements and reviews of restated quarterly 2004 financial statements and the reviews and additional procedures described in this release have been completed. Thereafter, the Company will file its Forms 10-Q for its fiscal quarters ended June 30 and September 30, 2004. Ferro has received technical waivers from its bank group through March 31, 2005, regarding the delay in providing quarterly financial reporting documents required under the Company’s revolving credit agreement.

The Company expects to announce its full-year results for 2004 during February in accordance with its past practice.

Conclusion

Ortino concluded, “Overall, our long-term strategy has not changed. Our actions are still guided by our Leadership Agenda, which has successfully transformed Ferro into a technology-driven specialty materials company with a higher growth profile. Our springboard businesses are strong, and we will continue to direct our investments toward those businesses that show the greatest potential for profitable growth.”

Cautionary Note on Forward-Looking Statements

Certain statements contained in this press release and in future filings with the Securities and Exchange Commission reflect the Company’s expectations with respect to future performance and may constitute “forward-looking statements” within the meaning of Federal securities laws. Pending completion of the restatement process, it is possible that additional adjustments of financial results could be identified. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include the following:

•	The possible outcomes of the additional reviews described above and the restatement process that could result in additional adjustments of the financial results;

•	Current and future economic conditions in the United States and worldwide, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	Changes in customer requirements, markets or industries Ferro serves;

•	Changes in the prices of major raw materials or sources of energy;

•	Escalation in the cost of providing employee health care and pension benefits;

•	Risks related to fluctuating currency rates, changing legal, tax and regulatory requirements that affect the Company’s businesses and changing social and political conditions in the many countries in which the Company operates;

•	Political or economic instability as a result of acts of war, terrorism or otherwise; and

•	Access to capital, primarily in the United States capital markets, and any restrictions placed on Ferro by current or future financing arrangements.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

About Ferro Corporation

Ferro Corporation is a leading producer of performance materials sold to a broad range of manufacturers serving diverse markets throughout the world. The Company has operations in 20 countries and reported sales of $1.6 billion in 2003. For more information on Ferro, visit the Company’s Web site at http://www.ferro.com/ or contact Tom Gannon, 216-875-6205.

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Restated Financial Results (Unaudited)
Ferro Corporation and Subsidiaries
Sales, Net Income and Diluted EPS from Continuing Operations
(Dollars in Millions, except per share amounts)
		As Reported		As Restated

2003	Sales	Net Income	EPS	Sales	Net Income	EPS

Q1[1]	$401.8	$9.5	$0.22	$399.7	$7.7	$0.18
Q2	416.2	5.9	0.13	415.1	2.7	0.05
Q3	397.0	(0.8)	(0.03)	398.0	(0.6)	(0.03)
Q4	407.4	2.8	0.06	407.0	1.4	0.02

Total	$1,622.4	$17.4	$0.38	$1,619.8	$11.2	$0.22

2004

Q1	$451.7	$14.4	$0.33	$451.0	$10.7	$0.24
1Q1 2003 “as restated” includes the effect of 2001 and 2002 adjustments.

Condensed Consolidated Statements of Income (Unaudited)
Ferro Corporation and Subsidiaries
	Three Months Ended	Three Months Ended
	June 30	September 30
(Dollars in Thousands, except per share amounts)	2004	2004
Net Sales	$474,067	$441,675
Cost of Sales	367,517	348,441
Selling, Administrative and General Expenses	76,974	72,236
Other Charges (Income):
Interest Expense	8,787	8,884
Foreign Currency Transactions, Net	916	221
Other (Income) Expense — Net	3,016	1,790

Income from Continuing Operations Before Taxes	16,857	10,103
Income Tax Expense	6,099	3,164

Income from Continuing Operations	10,758	6,939
Discontinued Operations
(Loss) from Discontinued Operations, Net	0	0
Gain on Disposal of Discontinued Operation, Net	0	0

Net Income	10,758	6,939
Dividend on Preferred Stock	438	420

Net Income Available to Common Shareholders	$10,320	$6,519
Per Common Share Data:
Basic
Income from Continuing Operations	$0.25	$0.15
Discontinued Operations	0.00	0.00

Net Income	$0.25	$0.15

Diluted
Income from Continuing Operations	$0.24	$0.15
Discontinued Operations	0.00	0.00

Net Income	$0.24	$0.15

Shares Outstanding:
Average Outstanding	41,942,572	42,054,256
Average Diluted	43,737,685	42,148,314
Actual End of Period	41,986,397	42,056,550

Condensed Consolidated Balance Sheet (Unaudited)
Ferro Corporation	and Subsidiaries
June 30, 2004 and September 30, 2004
		(Dollars in Thousands)
		June 30	September 30
ASSETS		2004	2004

Current Assets:
Cash and Cash Equivalents		$20,205	$15,264
Net Receivables		206,164	196,697
Notes Receivable		121,125	114,283
Inventories		200,678	212,648
Other Current Assets		76,604	76,432

Total Current Assets		$624,776	$615,324
Net Property, Plant & Equipment		580,035	574,322
Unamortized Intangible Assets		413,555	416,209
Other Assets		134,505	133,106

		$1,752,871	$1,738,961

LIABILITIES

Current Liabilities:
Notes and Loans Payable		$11,622	$10,440
Accounts Payable, Trade		254,060	234,432
Other Current Liabilities		150,056	153,670

Total Current Liabilities		$415,738	$398,542
Long — Term Debt		493,253	487,447
Other Liabilities		306,045	309,682
Shareholders’ Equity		537,835	543,290

		$1,752,871	$1,738,961

Segment Data (Unaudited)
Ferro Corporation and Subsidiaries
	Three Months Ended
	June 30	September 30
	2004	2004
(Dollars in Thousands)

Segment Sales
Performance Materials	$317,214	$291,740
Performance Chemicals	156,853	149,935
Total	$474,067	$441,675
Segment Income
Performance Materials	$29,952	$24,098
Performance Chemicals	6,694	2,408
Total	$36,646	$26,506
Geographic Sales
United States	$233,658	$213,001
International	240,409	228,674
	$474,067	$441,675